PROGINET CORPORATION

                             AUDIT COMMITTEE CHARTER
                           AS AMENDED AND RESTATED ON
                                  MAY 28, 2003
















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TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I       PURPOSES                                                      4
ARTICLE II      COMPOSITION OF THE COMMITTEE                                  4
SECTION 1       Number                                                        4
SECTION 2       Qualifications                                                4
SECTION 3       Appointment and Removal                                       5
ARTICLE III     DUTIES OF THE COMMITTEE                                       5
ARTICLE IV      RESPONSIBILITIES OF THE COMMITTEE                             5
SECTION 1       Retain the Independent Auditors                               5
SECTION 2       Review and Discuss the Auditors' Quality Control              6
SECTION 3       Review and Discuss the Independence of the Auditors           6
SECTION 4       Policy on Hiring Employees of Independent Auditors            6
SECTION 5       Review and Discuss the Audit Plan                             6
SECTION 6       Review and Discuss Conduct of the Audit                       6
SECTION 7       Review and Discuss financial Statements and Disclosures       6
SECTION 8       Review and Discuss Financial Press Releases                   7
SECTION 9       Review and Discuss Internal Audit Plans                       7
SECTION 10      Review and Discuss Internal Audit Reports                     7
SECTION 11      Review and Discuss the Systems of Internal Accounting
                Controls                                                      7
SECTION 12      Review and Discuss the Recommendations of Independent
                Auditors                                                      7
SECTION 13      Review and Discuss the Audit Results                          7










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SECTION 14      Obtain Assurances Under Section 10A(b) of the Exchange Act    8
SECTION 15      Discuss Risk Management Policies                              8
SECTION 16      Obtain Reports Regarding Conformity with Legal Requirements and the Company's Code of Business Conduct and Ethics
SECTION 17      Establish Procedures for Complaints Regarding Financial       8
                Statements or Accounting Policies
SECTION 18      Review and Discuss Other Matters                              8
SECTION 19      Make Board Reports                                            8
SECTION 20      Maintain Flexibility                                          8
SECTION 21      Other Duties                                                  8
ARTICLE V       MEETINGS OF THE COMMITTEE                                     9
ARTICLE VI      RESOURCES AND AUTHORITY OF THE COMMITTEE                      9
ARTICLE VII     AUDIT COMMITTEE REPORT                                        9
ARTICLE VIII    ANNUAL REVIEW OF CHARTER                                      10
ARTICLE XI      ANNUAL PERFORMANCE EVALUATION                                 10























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                              PROGINET CORPORATION

                             AUDIT COMMITTEE CHARTER

                             AS AMENDED AND RESTATED

                                  MAY 28, 2003



                                    ARTICLE I

                                    PURPOSES


The  purposes  of the Audit  Committee  of the Board of  Directors  of  Proginet
Corporation are to assist the Board in fulfilling the Board's oversight responsibilities with respect to:

     o    the integrity of the Company's financial statements;
     o    the Company's compliance with legal and regulatory requirements;
     o    the independent auditors' qualifications and independence; and
     o the performance of the independent auditors and the Company's internal audit function.

The Committee shall also have the responsibility to prepare the Committee's report, made pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), to be included in the Company's annual proxy statement.



                                   ARTICLE II

                          COMPOSITION OF THE COMMITTEE

SECTION 1. NUMBER. The Committee shall consist of no fewer than two members of the Board.

SECTION 2. QUALIFICATIONS. Each Committee member shall have all of the following qualifications:

           A. Each  Committee  member  shall meet the  independence  criteria of
           Section 301 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the Securities and Exchange Commission.

           B. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made, to the extent required, in the Company's regulatory periodic reports, at least one member of the Committee shall have accounting or related financial management expertise and that member or another member of the Committee shall have sufficient education and experience to have acquired the attributes necessary to meet the criteria of an audit committee financial expert as defined in Item 401(h) of SEC Regulation S-K. The Board shall determine, in its business judgment, whether each member is financially literate and whether at least one member has the requisite accounting or financial management expertise and whether that member or another member of the Committee has sufficient education and experience to meet the audit committee financial expert criteria. The designation or identification of a person as an audit committee financial expert shall not (1) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification, or (2) affect the duties, obligations or liability of any other member of the Committee or the Board.

           C. No Committee member shall simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its proxy statement relating to the Company's annual meeting of stockholders.

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SECTION 3.  APPOINTMENT AND REMOVAL.  The Board appoints  Committee  members and appoints a Committee Chairman from among those members. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

                                   ARTICLE III

                             DUTIES OF THE COMMITTEE

The Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's interim financial statements. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. As used in this Charter, the term "independent auditor" means any independent auditor, including one constituting a "registered public accounting firm" (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

                                   ARTICLE IV

                        RESPONSIBILITIES OF THE COMMITTEE

SECTION 1. RETAIN THE INDEPENDENT AUDITORS. The Committee shall directly (1) appoint, retain, terminate and determine the compensation of and oversee (a) the work of the Company's independent auditors, and (b) the resolution of disagreements between management and the Company's independent auditors, (2) pre-approve and approve all audit engagement fees, terms and services, and (3) pre-approve and approve any non-audit engagements with the Company's independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

SECTION 2. REVIEW AND DISCUSS THE AUDITORS' QUALITY CONTROL. The Company's independent auditors shall report directly to the Committee. The Committee shall, at least annually, receive from the Company's independent auditors (1) a copy of the most recent internal quality control review, or peer review, of the firm, (2) a summary of any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (3) a summary of any steps taken to deal with any such issues.

SECTION 3. REVIEW AND DISCUSS THE INDEPENDENCE OF THE AUDITORS. In connection with the retention of the Company's independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee shall be responsible for
(1) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (2) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors, and (3) taking appropriate action in response to the auditors' report to satisfy itself of the auditors' independence. In connection with the Committee's evaluation of the auditors' independence, the Committee shall also review compliance by the auditors with legal and regulatory requirements with respect to the rotation of the lead audit partner and the concurring audit partner of the independent auditors.

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SECTION 4. POLICY ON HIRING  EMPLOYEES OF  INDEPENDENT  AUDITORS.  The Committee
shall see to it that the Company shall not employ any person as its Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer (or in an equivalent position) if (1) such person is or was within the two years prior to becoming employed by the Company an employee or partner of an independent auditor that audited the Company's financial statements during such two-year period and he or she participated in any capacity in such audits, or (2) the hiring of whom would otherwise violate the restrictions set forth in or established pursuant to Section 206 of the Sarbanes-Oxley Act of 2002.

SECTION 5. REVIEW AND DISCUSS THE AUDIT PLAN. The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

SECTION 6. REVIEW AND DISCUSS CONDUCT OF THE AUDIT. The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management's response, including  (1)  any  restriction  on  audit  scope  or on  access  to  requested information, (2) any significant disagreements with management, and (3) significant issues discussed with the independent auditors' national office. The Committee shall decide all unresolved disagreements between management and the independent auditors regarding financial reporting. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002, shall not influence the conduct of the audit in any improper manner.

SECTION 7. REVIEW AND DISCUSS FINANCIAL STATEMENTS AND DISCLOSURES. The Committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (1) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and
(2) the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

SECTION 8. REVIEW AND DISCUSS FINANCIAL PRESS RELEASES. The Committee shall review and discuss earnings and other financial press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur before or after issuance and, as appropriate, may include a review of the types or substance of information to be disclosed and the form of presentation to be made).

SECTION 9. REVIEW AND DISCUSS INTERNAL AUDIT PLANS. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

SECTION 10. REVIEW AND DISCUSS INTERNAL AUDIT REPORTS. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the annual report of the audit activities, examinations and results thereof.

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SECTION 11, REVIEW AND DISCUSS THE SYSTEMS OF INTERNAL ACCOUNTING CONTROLS.  The
Committee shall review and discuss with the independent auditors, the senior executive responsible for the internal audit function and, if and to the extent deemed appropriate by the Committee Chairman, members of their respective staffs or representatives of any person or entity to which the internal audit function has been outsourced the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel, and the Company's policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

SECTION 12. REVIEW AND DISCUSS THE RECOMMENDATIONS OF INDEPENDENT AUDITORS. The Committee shall review and discuss with the senior executive responsible for the internal audit function and the appropriate members of his or her staff recommendations made by the independent auditors and the senior executive responsible for the internal audit function, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

SECTION 13. REVIEW AND DISCUSS THE AUDIT RESULTS. The Committee shall review and discuss with the independent auditors (1) the report of their annual audit, or proposed report of their annual audit, (2) the accompanying management letter, if any, (3) the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (4) the reports of the results of such other examinations outside of the course of the independent auditors' normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and, as appropriate, (1) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and (b) the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (2) a review of analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (3) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

SECTION 14. OBTAIN ASSURANCES UNDER SECTION 10A(B) OF THE EXCHANGE ACT. The Committee shall obtain assurance from the independent auditors that in the course of conducting the audit there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

SECTION 15. DISCUSS RISK MANAGEMENT POLICIES. The Committee shall discuss policies with respect to risk assessment and risk management to assess and manage the Company's exposure to risk, including the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

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SECTION 16. OBTAIN REPORTS REGARDING  CONFORMITY WITH LEGAL REQUIREMENTS AND THE
COMPANY'S CODE OF BUSINESS CONDUCT AND ETHICS. The Committee shall periodically obtain reports from management, the Company's senior executive responsible for the internal audit function and the independent auditor that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics or any company plan, program or policy relating to business code or ethics without regard to its formal title ("Ethics Code"). The Committee shall review and discuss reports and disclosures of insider and affiliated party transactions. The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Ethics Code.

SECTION 17. ESTABLISH PROCEDURES FOR COMPLAINTS REGARDING FINANCIAL STATEMENTS OR ACCOUNTING POLICIES. The Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company's financial statements or accounting policies.

SECTION 18. REVIEW AND DISCUSS OTHER MATTERS. The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

SECTION 19. MAKE BOARD REPORTS. The Committee shall report its activities to the Board in such manner and at such times, but at least annually, as the Committee or the Board deems appropriate. Such report shall include the Committee's conclusions with respect to its evaluation of the independent auditors.

SECTION 20. MAINTAIN FLEXIBILITY. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior. Notwithstanding the foregoing, the provisions of the Ethics Code shall be established from time to time by the entire Board.

SECTION 21. OTHER DUTIES. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

                                    ARTICLE V

                            MEETINGS OF THE COMMITTEE

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee Chairman shall, in consultation with the other members of the Committee, the Company's independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chairman or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company's certificate of incorporation or bylaws, or this Charter.

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The  Committee  may  request  any  officer  or  employee  of the  Company or the
Company's outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any member, consultant or retained expert of the Committee. The Committee shall meet with the Company's management, the staff responsible for the internal audit function and the independent auditors periodically in separate private sessions to discuss any matter that the Committee believes should be discussed privately.

                                   ARTICLE VI

                    RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate, in the Committee's discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this Charter, the Board authorizes funding for the Committee appropriate, in the Committee's discretion, for the discharge of the Committee's functions and responsibilities. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

                                   ARTICLE VII

                             AUDIT COMMITTEE REPORT

The Committee, with the assistance of management, the independent auditors and outside legal counsel, shall prepare the audit committee report to be included in the Company's proxy statement relating to the Company's annual meeting of stockholders.

                                  ARTICLE VIII

                            ANNUAL REVIEW OF CHARTER

Annually, the Committee shall conduct a review and reassessment of the adequacy of this Charter, and recommend any changes to the Board. The Committee shall conduct this charter review and reassessment in such manner as the Committee, in its business judgment, deems appropriate.

                                   ARTICLE XI

                          ANNUAL PERFORMANCE EVALUATION

The Committee will conduct and review with the Board annually an evaluation of the Committee's performance with respect to the requirements of this Charter. The Committee shall conduct this evaluation in such manner, as the Committee, in its business judgment, deems appropriate.

This Charter will be included on the Company's website and will be made available in print to any stockholder of the Company who submits a request to the Secretary for a copy of this Charter. The Company's Proxy Statement to stockholders will state that this Charter is available on the Company's website and will be available in print to any stockholder of the Company who submits to the Secretary a request for a copy of this Charter.


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